Exhibit 99.1

Marchex Announces Third Quarter 2023 Results

SEATTLE – November 8, 2023 – Marchex, Inc. (NASDAQ: MCHX), the award-winning AI-powered conversation intelligence company that helps businesses turn strategic insights into the actions that drive their most valued sales outcomes, today announced its financial results for the third quarter ended September 30, 2023.

Q3 2023 Financial Highlights

•
GAAP revenue was $12.8 million for the third quarter of 2023 compared to $13.2 million for the third quarter of 2022.
•
Net loss was $1.5 million for the third quarter of 2023 or $0.04 per diluted share compared to a net loss of $1.6 million or $0.04 per diluted share for the third quarter of 2022.

	Q3 2022		Q3 2023
GAAP Revenue	$13.2	million	$12.8	million
Non-GAAP Results:
Adjusted EBITDA:	Breakeven		$370,000*

*Adjusted EBITDA includes approximately $300,000 of reorganization costs. Excluding these amounts would result in Adjusted EBITDA totaling $670,000 dollars.

•
Adjusted non-GAAP loss per share for the third quarter of 2023 was $0.01 compared to $0.01 for the third quarter of 2022.

Recent Progress Summary:

•
New Customer Traction and Existing Customer Expansion. Marchex saw traction with new enterprise customers across multiple product lines in several verticals, including Home Services, Auto, and Healthcare.
•
Conversation Volumes. Overall conversation volumes in the third quarter of 2023 showed modest improvement when compared to the second quarter of 2023. On a year-over-year basis volumes were down slightly, due in part to some customers being impacted by underlying churn and pressure from other overall macroeconomic factors.
•
Company Hires CFO. The company announced that Holly Aglio has joined the company as Chief Financial Officer. Aglio is a seasoned financial leader, having served in multiple influential financial management roles during her career, and will lead Marchex’s finance and accounting organizations.
•
Accelerate Product Innovation.
•
Marchex Launches Generative AI-powered Call Summary and Sentiment Suite Capabilities. The company announced the first of its Generative AI-powered technology capabilities in its rapidly expanding award-winning conversational intelligence platform. Powered by generative AI, these new features analyze and generate summaries of consumer-to-business calls, enabling businesses to immediately identify customers who have had exceptionally good experiences, as well as dissatisfied ones. This valuable data empowers companies to capitalize on positive interactions by advancing sales processes or encouraging positive online behaviors, as well as take action to rectify concerns from dissatisfied customers.

“In the third quarter and today, Marchex is making significant progress with a number of initiatives that will help ensure long-term leadership in the conversational intelligence market,” said Edwin Miller, CEO. “We are moving to optimize our technology capabilities to accelerate our ability to innovate and harness the power of our significant conversational data to deliver new AI-driven products and features for customers and prospects. These initiatives will be the foundation of our long-term growth and profitability. We are highly focused on our most tangible opportunities, which we believe have the potential to grow into a nine-figure business in the future. At the same time, our focus has enabled us to achieve profitability on an adjusted EBITDA basis earlier than expected this year. This also sets the stage for more operating leverage as we grow revenue. I am proud of the team and the significant effort we are making to take advantage of our robust market opportunity.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of November 8, 2023.

For the fourth quarter ending December 31, 2023:

•
Revenue is anticipated to be at or near third quarter 2023 levels.
•
The company anticipates the auto vertical to deliver double-digit growth on an annualized run rate year-over-year basis by the end of the fourth quarter.
•
Adjusted EBITDA is anticipated to be above break-even.

For the fiscal year 2024:

•
The company anticipates revenue growth on a year-over-year basis along with sequential progress.
•
Adjusted EBITDA is anticipated to be above break-even throughout the year.

“Despite what is traditionally a seasonally slower quarter for many customers, in the fourth quarter we anticipate the business will continue to make progress, grow year-over-year and remain profitable on an adjusted EBITDA basis as we exit 2023. We look forward to seeing what our current efforts can achieve as we move into next year and deliver on key initiatives including our robust product roadmap and vertical sales opportunities,” said Miller.

Management will hold a conference call, starting at 5:00 p.m. ET on Wednesday, November 8, 2023, to discuss its third quarter September 30, 2023, financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex’s award-winning conversation intelligence platform, featuring AI-powered sales engagement and marketing solutions, helps businesses turn strategic insights into the actions that drive their most valued sales outcomes. Our multichannel voice and text capabilities enable sales and marketing teams to deliver the buying experiences that today’s customers expect. Marchex is the trusted conversation intelligence partner for market-leading companies in critical industries, including many of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of November 8, 2023, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, (6) acquisition and disposition-related costs (benefit), and (7) foreign government assistance subsidies. Marchex believes that Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and that provides meaningful supplemental information regarding performance and evaluating performance and liquidity to measure its ability to fund operations and its financing obligations.

Adjusted OIBA represents Adjusted EBITDA adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses as detailed above. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), (3) amortization of intangible assets from acquisitions, (4) interest income and other, net, and (5) foreign government assistance subsidies. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Revenue	$13,197	$12,778	$39,878	$37,516
Expenses:
Service costs (1)	4,992	5,057	14,791	15,899
Sales and marketing (1)	3,388	2,319	10,172	8,920
Product development (1)	3,524	3,942	10,515	12,202
General and administrative (1)	2,351	2,249	7,397	7,412
Amortization of intangible assets from acquisitions	531	531	1,593	1,593
Acquisition and disposition-related costs	10	—	37	12
Total operating expenses	14,796	14,098	44,505	46,038
Loss from operations	(1,599)	(1,320)	(4,627)	(8,522)
Interest income (expense) and other, net	37	(218)	33	(192)
Loss before provision for income taxes	(1,562)	(1,538)	(4,594)	(8,714)
Income tax expense (benefit)	(4)	9	77	53
Net loss	(1,558)	(1,547)	(4,671)	(8,767)
Net loss applicable to common stockholders	$(1,558)	$(1,547)	$(4,671)	$(8,767)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.04)	$(0.04)	$(0.11)	$(0.21)
Shares used to calculate basic net loss per share applicable to common stockholders
Class A	4,661	4,661	4,661	4,661
Class B	38,861	38,103	38,735	37,927
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	43,522	42,764	43,396	42,588

(1) Includes stock-based compensation allocated as follows:
Service costs	$46	$—	$125	$—
Sales and marketing	205	89	596	580
Product development	58	(39)	216	94
General and administrative	316	357	1,097	1,233
Total	$625	$407	$2,034	$1,907

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	September 30,
	2022	2023
Assets
Current assets:
Cash and cash equivalents	$20,474	$13,717
Accounts receivable, net	8,396	8,132
Prepaid expenses and other current assets	2,015	2,107
Total current assets	30,885	23,956
Property and equipment, net	4,050	3,313
Right-of-use lease asset	738	1,745
Other assets, net	973	1,112
Assets held for sale	-	400
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	2,590	997
Total assets	$56,794	$49,081
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,037	$1,177
Accrued benefits and payroll	3,566	2,990
Other accrued expenses and current liabilities	3,825	3,762
Deferred revenue and deposits	1,384	1,212
Right of use liability, current	1,252	452
Finance lease, current	—	221
Total current liabilities	12,064	9,814
Deferred tax liabilities	233	233
Finance lease, non-current	-	424
Right of use liability non-current	385	1,336
Total liabilities	12,682	11,807
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	385	387
Additional paid-in capital	354,999	356,926
Accumulated deficit	(311,321)	(320,088)
Total stockholders’ equity	44,112	37,274
Total liabilities and stockholders’ equity	$56,794	$49,081

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Net loss applicable to common stockholders	$(1,558)	$(1,547)	$(4,671)	$(8,767)
Interest expense (income) and other, net	(37)	218	(33)	192
Income tax expense	(4)	9	77	53
Amortization of intangible assets from acquisitions	531	531	1,593	1,593
Depreciation and amortization	443	752	1,301	1,533
Stock-based compensation	625	407	2,034	1,907
Acquisition and disposition-related costs	10	—	37	12
Foreign government paycheck assistance and rent subsidies[1]	—	—	(10)	—
Adjusted EBITDA	$10	$370	$328	$(3,477)
Depreciation and amortization	443	752	1,301	1,533
Adjusted OIBA	$(433)	$(382)	$(973)	$(5,010)

1 Includes pandemic related wage and rent relief subsidies, recognized as a reduction of wages or rent during the period received.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Net loss applicable to common stockholders, diluted	$(0.04)	$(0.04)	$(0.11)	$(0.21)
Stock-based compensation	0.02	0.02	0.05	0.05
Acquisition and disposition-related costs	-	-	-	-
Amortization of intangible assets from acquisitions	0.01	0.01	0.04	0.04
Interest income (expense) and other, net	-	-	-	-
Foreign government paycheck assistance and rent subsidies	-	-	-	-
Adjusted non-GAAP loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.12)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share	43,522	42,764	43,396	42,588

1 For the purpose of computing the number of diluted shares for Adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.